UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2010

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 30, 2010, ConAgra Foods, Inc. (the "Company") announced that effective September 7, 2010, Brian L. Keck will be joining the Company as Executive Vice President and Chief Administrative Officer, assuming the chief administrative officer role from Robert F. Sharpe, Jr., currently the Company’s Executive Vice President, Chief Administrative Officer and President, Commercial Foods. Mr. Sharpe remains President, Commercial Foods. This realignment of responsibilities allows a dedicated focus on the Company’s business operations and support functions.

(e) On August 24, 2010, the Human Resources Committee of the Company’s Board (the "Committee") approved grants of performance shares for the three-year performance period of fiscal 2011 through 2013 under the ConAgra Foods, Inc. 2008 Performance Share Plan (the "2008 Plan"). Performance share grants were approved for all eligible participants, but specific information is provided in this Report for: Gary M. Rodkin, President and Chief Executive Officer; John F. Gehring, Executive Vice President and Chief Financial Officer; Colleen R. Batcheler, Executive Vice President, General Counsel and Corporate Secretary; Andre J. Hawaux, President, Consumer Foods; and Robert F. Sharpe, Jr., Executive Vice President, Chief Administrative Officer and President, Commercial Foods. These officers were named in the summary compensation table included in our proxy statement for our 2010 annual stockholders’ meeting, and we refer to these officers in this report as the "named executive officers".

Under the 2008 Plan, the Committee awarded a targeted number of performance shares to each plan participant for the fiscal 2011 to 2013 plan cycle. The executive will earn the performance shares only if pre-set, company-wide financial objectives for the three-year period ending with fiscal 2013 are achieved. The financial objectives for the fiscal 2011 to 2013 plan cycle are specified levels of three-year compounded growth in earnings from continuing operations before interest and taxes and three-year average return on average invested capital, after taxes.

Payouts on earned performance shares are made in shares of our common stock and may be more or less than the target award, depending on actual performance. Dividend equivalents will be paid on the portion of performance shares actually earned at the regular dividend rate over the performance period. Dividend equivalents will be paid in shares of our common stock. The Committee has retained the discretion to adjust awards for extraordinary corporate events. All payouts are capped at 200% of individual targets. A maximum payout would be achieved only with significant over-performance versus the target financial objectives. The target number of performance shares granted to the named executive officers were: Mr. Rodkin, 100,000 performance shares; Mr. Gehring, 32,000 performance shares; Ms. Batcheler, 24,000 performance shares; Mr. Hawaux, 32,000 performance shares; and Mr. Sharpe, 32,000 performance shares. Any actual payout (including any above target payout) will depend on our performance over the three-year performance period and be made, if at all, following the end of fiscal 2013.

Mr. Peter M. Perez, our former Executive Vice President, Human Resources, was also named in the summary compensation table included in our proxy statement for our 2010 annual stockholders’ meeting, but he separated from ConAgra Foods, Inc. on December 31, 2009. Accordingly, none of the information above impacts Mr. Perez.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

August 30, 2010	By:	Colleen Batcheler

Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary